Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Pressley A. Ridgill
President and Chief Executive Officer
NewBridge Bank
336-369-0900

Frank Gavigan
President and Chief Executive Officer
Premier Commercial Bank
336-398-2319

Shareholders of Premier Commercial Bank Approve Merger with NewBridge Bank

Greensboro, N.C., February 24, 2015 – NewBridge Bancorp ("NewBridge" or the “Company”) (NASDAQ: NBBC), the bank holding company for NewBridge Bank, a community bank headquartered in Greensboro, N.C. with assets of approximately $2.5 billion, and Premier Commercial Bank ("Premier"), a financial institution also headquartered in Greensboro with assets of approximately $168 million, announced today that Premier’s shareholders have approved the merger of Premier with and into NewBridge Bank.

At a special meeting held today, the shareholders of Premier voted to approve the Agreement and Plan of Combination and Reorganization among the Company, NewBridge Bank and Premier, dated October 8, 2014 (the “Agreement and Plan of Combination”), pursuant to which Premier will merge with and into NewBridge Bank.

The merger also has been approved by the North Carolina Commissioner of Banks and the Federal Reserve. Subject to the satisfaction or waiver of customary closing conditions, the merger is expected to become effective on February 27, 2015, or as soon as practicable thereafter.

Based upon December 31, 2014 financials, which include NewBridge's previously completed acquisitions of CapStone Bank and Security Savings Bank, the proforma combined bank will have total loans of approximately $1.9 billion, deposits of $2.0 billion, 41 branches and several loan production offices in key markets in North Carolina and South Carolina. The combined entity will operate as NewBridge Bank.

NewBridge was advised in this transaction by Sandler O’Neill & Partners, L.P. as financial advisor and Brooks, Pierce, McLendon, Humphrey, and Leonard, LLP as legal advisor. Premier was advised by Raymond James & Associates, Inc. as financial advisor and Ward and Smith, P.A. as legal advisor.

Disclosures About Forward-Looking Statements

The discussions included in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of NewBridge and its management about future events. The accuracy of such forward-looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of NewBridge’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. These forward-looking statements express management’s current expectations, plans or forecasts of future events, results and condition, including financial and other estimates and expectations regarding recently completed or proposed acquisitions and the general business strategy of engaging in bank acquisitions. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in NewBridge’s filings with the Securities and Exchange Commission, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. NewBridge undertakes no obligation to revise or update these statements following the date of this press release.

About NewBridge Bancorp

NewBridge Bancorp is the bank holding company for NewBridge Bank, a full service, state-chartered community bank headquartered in Greensboro, North Carolina. The stock of NewBridge Bancorp trades on the NASDAQ Global Select Market under the symbol “NBBC.”

As one of the largest community banks in North Carolina, NewBridge Bank serves small to midsize businesses, professionals and consumers with a comprehensive array of financial services, including retail and commercial banking, private banking, wealth management and mortgage banking. NewBridge Bank has assets of approximately $2.5 billion and 40 branches and several loan production offices throughout the North and South Carolina.

About Premier Commercial Bank

Premier Commercial Bank, headquartered in Greensboro, N.C., provides full service commercial and retail banking capabilities throughout North Carolina’s Piedmont Triad region, and through six residential mortgage offices in North Carolina. The bank was founded in 2008 to offer personalized, community bank financial solutions to individuals and small businesses.

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